Exhibit 32.1

CERTIFICATIONS OF PERIODIC REPORT

I, Fred Perner, President and Chief Executive Officer of Encision Inc. (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

•                 the Quarterly Report on Form 10-Q of the Company for the three months ended September 30, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•                 the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

Dated:	November 2, 2012

/s/ Fred Perner

Fred Perner
Chief Executive Officer

I, Mala Ray, Controller and Principal Accounting Officer of Encision Inc. (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

•                 the Quarterly Report on Form 10-Q of the Company for the three months ended September 30, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•                 the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

Dated:	November 2, 2012

/s/ Mala Ray

Mala Ray
Controller, Principal Accounting Officer and Principal Financial Officer